Exhibit 10.1
FIFTH AMENDMENT dated as of November 2, 2018 (this “Agreement”) by and among GREEN BRICK PARTNERS, INC. (the “Borrower”), the LENDERS party hereto, the NEW LENDERS party hereto and FLAGSTAR BANK, FSB (“Flagstar”), as administrative agent (the “Administrative Agent”), to the CREDIT AGREEMENT dated as of December 15, 2015 (as amended by the First Amendment, dated as of August 31, 2016, the Second Amendment, dated as of December 1, 2016, the Third Amendment, dated as of September 1, 2017 and the Fourth Amendment, dated as of December 1, 2017, as in effect prior to the effectiveness of this Agreement, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Administrative Agent.
WHEREAS the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein; capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement;
WHEREAS the Borrower and the Lenders party hereto desire that certain provisions of the Credit Agreement be amended as provided herein (as so amended, the “Amended Credit Agreement”);
WHEREAS, pursuant to Section 2.22 of the Amended Credit Agreement, the Borrower has requested that the Termination Date be extended from December 14, 2020 to December 14, 2021.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Amendment. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)    Schedule I to the Credit Agreement shall be replaced with Schedule I attached hereto, which reflects the Revolving Credit Commitments of all Lenders after giving effect to the new Revolving Credit Commitments established on the Amendment Effective Date as set forth on Schedule II hereto (such new Revolving Credit Commitments, the “New Commitments”).
(b)     The following defined terms will be added to Section 1.01:
“Dividing Person” has the meaning assigned to it in the meaning of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
(c)    The definition of “Eurodollar Rate” is amended to add at the end of the first sentence thereof:
“; provided that, if for any reason the foregoing rate information no longer exists, then the Administrative Agent shall so notify the Borrower and the applicable rate to calculate interest on the Eurodollar Rate Advances hereunder shall thereafter be calculated in accordance with Section 2.07(a)(i), until such time as a comparable replacement rate is determined by the Administrative Agent, after giving due consideration to then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and approved by the Borrower.  Upon the determination by the Administrative Agent of such replacement rate, the Administrative Agent shall so notify the Lenders and such replacement rate shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date that notice of such replacement rate is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such replacement rate.”
(d)    The definition of “Sanctioned Person” shall be replaced in its entirety as follows:
““Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions‑related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.”
(e)    The first sentence of Section 2.21 up to, but excluding, the first “provided that” shall be restated as follows:
“The Borrower may, at its option, at any time or from time to time prior to the Termination Date, increase the Revolving Credit Commitments to an aggregate principal amount not to exceed $275,000,000 by requesting the existing Lenders or new lenders to commit to any such increase;”
(f)    Section 4.18 shall be replaced in its entirety as follows:
“Section 4.18. Anti-Corruption Laws; Anti-Terrorism Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with laws generally, including Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, its agents, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors and officers or, to the knowledge of the Borrower, any of their respective employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Revolving Credit Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.”
(g)     Section 6.01(c) shall be replaced in its entirety as follows:
“(c)    Minimum Net Worth Test. As of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2018, fail to maintain Consolidated Tangible Net Worth of at least (a) $320,000,000 plus (b) the sum of (i) 50% of the cumulative Consolidated Net Income, if positive, of the Borrower and its Subsidiaries from and after October 1, 2018, plus (ii) 50% of the net cash proceeds from any equity offerings of the Borrower completed after October 1, 2018.”
(h)    Section 6.04(a) shall be amended as follows:
(i) by deleting “or” from the end of clause (iii), inserting “or” at the end of clause (iv) and adding as a new clause after clause (iv), “(v) consummate a Division as the Dividing Person”; and
(ii) by replacing the proviso in its entirety as follows: “provided, however, that any Subsidiary or any other Person may merge into or consolidate with, may consummate a Division as the Dividing Person or may dissolve and liquidate into a Loan Party and any Subsidiary that is not a Loan Party may merge into or consolidate with, may consummate a Division as the Dividing Person or may dissolve and liquidate into another Subsidiary that is not a Loan Party, if (and only if), (1) in the case of a merger or consolidation involving a Loan Party other than the Borrower, the surviving Person is, or upon such merger or consolidation becomes, a Loan Party, (2) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person, (3) if any Subsidiary that is an LLC consummates a Division as the Dividing Person, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would otherwise result in a disposition permitted by Section 6.04(a)(i), provided that notwithstanding anything to the contrary in this Agreement, any Subsidiary which is a Division Successor resulting from a Division of assets of a Significant Subsidiary may not be deemed to cease to be a Significant Subsidiary at the time of or in connection with the applicable Division, (4) the character of the business of the Borrower and the Subsidiaries on a consolidated basis will not be materially changed by such occurrence, and (5) such occurrence shall not constitute or give rise to (a) an Event of Default or (b) default (beyond all applicable grace and cure periods) in respect of any of the covenants contained in any agreement to which the Borrower or any such Subsidiary is a party or by which its property may be bound if such default would have a Material Adverse Effect.”

SECTION 2.     Revolving Credit Commitments. %2. As of the Amendment Effective Date, each Lender shall have a Revolving Credit Commitment in the amount set forth opposite such Lender’s name on Schedule I hereto and the aggregate principal amount of the Revolving Credit Commitments shall be $215,000,000.
%2. The New Commitments and the Revolving Credit Advances made thereunder shall have the terms applicable to the Revolving Credit Commitments in effect on the Amendment Effective Date and the Revolving Credit Advances and other extensions of credit made thereunder. On the Amendment Effective Date, each Lender providing New Commitments pursuant to this Agreement (each, a “New Lender”) shall become a Lender under the Amended Credit Agreement having the Revolving Credit Commitment set forth opposite its name on Schedule I attached hereto and shall be bound by the obligations in the Amended Credit Agreement as a Lender and entitled to the benefits of the Amended Credit Agreement, effective as of the Amendment Effective Date.
(a)    On the Amendment Effective Date, each Lender shall fund its pro rata share (calculated after giving effect to the New Commitments) of the Revolving Credit Advances that are outstanding immediately prior to the Amendment Effective Date.
(b)    The Administrative Agent hereby consents to this Agreement.
(c)    Each New Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on or prior to the Amendment Effective Date.
SECTION 3.     Consent to Extension Request. Pursuant to Section 2.22 of the Amended Credit Agreement, each Lender so indicating on its signature page to this Amendment (each such Lender, a “Consenting Lender”) agrees to extend the Termination Date (the “Maturity Extension”) with respect to its Commitments (including with respect to the New Commitments, in the case of any New Lender) for a period of one year, to December 14, 2021. This agreement to extend the Termination Date is subject in all respects to the terms of the Amended Credit Agreement. For the avoidance of doubt, upon satisfaction of the applicable conditions set forth in Section 2.22(e) and (f) of the Amended Credit Agreement, the Maturity Extension of each Consenting Lender shall be effective on December 15, 2018.
SECTION 4.     Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders (including the New Lenders) that:
(a)     This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)     On the Amendment Effective Date, and after giving effect to this Agreement, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), as though made on and as of the Amendment Effective Date.
(c)     On and as of the Amendment Effective Date, no event has occurred and is continuing that constitutes a Default or Event of Default.
(d)     After giving effect to the establishment on the Amendment Effective Date of the New Commitments, (A) the Borrower will be in compliance with the covenants set forth in Section 6.01(a), (b), and (c) of the Amended Credit Agreement and (B) the compliance certificate dated as of August 8, 2018 previously delivered to the Administrative Agent by the Borrower remains true and accurate on and as of the Amendment Effective Date.
SECTION 5.     Conditions to Effectiveness. This Agreement, the New Commitments and, with respect to each Consenting Lender, its consent hereunder to the Maturity Extension shall become effective on the date and at the time (the “Amendment Effective Date”) on which each of the following conditions is first satisfied:
(a)    The Administrative Agent shall have executed this Agreement and shall have received from the Borrower, each New Lender, each Consenting Lender and the Lenders constituting Required Lenders under the Credit Agreement (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    On such date and after giving effect to this Agreement, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with the financial covenants set forth in Section 6.01(a), (b), and (c) of the Amended Credit Agreement, (iii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects; provided that to the extent any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects, and (iv) the Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date and signed by a Financial Officer, confirming compliance with (x) clauses (i), (ii) and (iii) of this Section 5(b) and (y) the representations and warranties contained in Section 4 above.
(c)    The Administrative Agent shall have received a favorable opinion (addressed to the Administrative Agent and the Lenders (including the New Lenders)) and dated the Amendment Effective Date) of (i) Mier Law PLLC, special counsel for the Loan Parties and (ii) Morris, Manning & Martin, LLP, special Georgia counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
(d)    The Administrative Agent shall have received certified copies of resolutions of the Board of Directors (or its equivalent) of each Loan Party approving this Agreement, the New Commitments and the Maturity Extension, articles of incorporation and by-laws (or the equivalent) of each Loan Party and certificates of incumbency and good standing (or such other documents and certificates as the Administrative Agent or its counsel may reasonably request in lieu thereof), all in form and substance reasonably satisfactory to the Administrative Agent.
(e)    The Lenders (including the New Lenders) shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(f)    The Administrative Agent shall have received, in immediately available funds, payment of all fees and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement or under Section 6(a) and 6(b) hereof.
The Administrative Agent shall notify the Borrower and the Lenders (including the New Lenders) of the Amendment Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the New Lenders to provide New Commitments hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived) at or prior to 5:00 p.m., New York City time, on November 2, 2018 (and, in the event such conditions shall not have been so satisfied or waived, the New Commitments shall terminate at such time).
SECTION 6.     Fees and Expenses.
(a)    The Borrower agrees to pay to each New Lender an upfront fee of 0.58% of the aggregate amount of such Lender’s New Commitments as set forth in Schedule II, which fee shall be due and payable on the Amendment Effective Date.
(b)    The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP.
(c)    The Borrower agrees to pay to each Consenting Lender, except for Chemical Bank, an upfront fee of 0.15% of the aggregate amount of such Consenting Lender’s extended commitments as set forth on Schedule III hereto (except with respect to the commitments of Chemical Bank), which fee shall be due and payable on December 15, 2018 prior to the effectiveness of the Maturity Extension.
SECTION 7.      Acknowledgement. Execution of this Amendment by a Lender and by the Borrower constitute the acknowledgment of the notice to such Lender and the Borrower, respectively, of the matters contemplated by Section 2.22(b) and (c), respectively, of the Credit Agreement.
SECTION 8.     Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, the Amended Credit Agreement and the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the Amended Credit Agreement in similar or different circumstances. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents.
SECTION 9.     Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 10.     Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 11.     Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 12.     Arranger. Flagstar shall act as the sole lead arranger and sole book runner in connection with this Agreement and the transactions contemplated hereby and, for the avoidance of doubt, shall be considered an “Arranger” for all purposes of the Amended Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GREEN BRICK PARTNERS, INC.
By
/s/ Richard A. Costello
Name: Richard A. Costello
Title: Chief Financial Officer

FLAGSTAR BANK, FSB, as Administrative Agent, a New Lender, a Consenting Lender and a Lender
By
/s/ Jerry C. Schillaci
Name: Jerry C. Schillaci
Title: Vice President

CITIBANK, N.A., as a Consenting Lender and a Lender
By
/s/ Anita Philip
Name: Anita Philip
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Consenting Lender and a Lender
By
/s/ Chiara Carter
Name: Chiara Carter
Title: Executive Director

CHEMICAL BANK, as a New Lender, a Consenting Lender and a Lender
By
/s/ Ronald Konstantinovsky
Name: Ronald Konstantinovsky
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Consenting Lender and a Lender
By
/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory
By
/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

REAFFIRMATION

November 2, 2018

Each of the undersigned Loan Parties (which, for the avoidance of doubt, collectively constitute the Loan Parties to the Credit Agreement as of the date hereof) hereby consents to this Agreement and the transactions contemplated thereby. Each of the undersigned Loan Parties further (a) affirms and confirms its respective guarantees, pledges, grants of security interests and other obligations under the Amended Credit Agreement and each of the other Loan Documents to which it is a party, in respect of, and to secure, the Obligations and (b) agrees that, notwithstanding the effectiveness of this Agreement and the transactions contemplated thereby, the Loan Documents to which it is a party, and such guarantees, pledges, grants of security interests and other obligations thereunder, shall continue to be in full force and effect in accordance with the terms thereof. Borrower reaffirms and acknowledges its obligations to the Administrative Agent with respect to the Loan Documents.

[Signature page follows]

GREEN BRICK PARTNERS, INC.
By
/s/ Richard A. Costello
Name: Richard A. Costello
Title: Chief Financial Officer

CB JENI HOMES DFW LLC
CB JENI MUSTANG PARK LLC
JBGL ATLANTA DEVELOPMENT, LLC
JBGL BUILDER FINANCE LLC
JBGL CHATEAU, LLC
JBGL EXCHANGE LLC
JBGL HAWTHORNE, LLC
JBGL KITTYHAWK, LLC
JBGL MUSTANG LLC
JBGL OWNERSHIP LLC
JOHNS CREEK 206, LLC
THE PROVIDENCE GROUP OF GEORGIA, L.L.C.
THE PROVIDENCE GROUP OF GEORGIA CUSTOM HOMES, L.L.C.
NORMANDY HOMES CYPRESS MEADOWS, LLC
TPG HOMES, L.L.C.
GRBK FRISCO, LLC
GRBK EDGEWOOD LLC

By
/s/ Richard A. Costello
Name: Richard A. Costello
Title: Vice President

Revolving Credit Commitments

Lenders	Revolving Credit Commitments
Flagstar Bank, FSB	$80,000,000
Citibank, N.A.	$40,000,000
JPMorgan Chase Bank, N.A.	$35,000,000
Chemical Bank	$30,000,000
Credit Suisse AG, Cayman Islands Branch	$30,000,000
Total	$215,000,000

New Commitments

New Lender	New Commitment
Flagstar Bank, FSB	$10,000,000
Chemical Bank	$5,000,000
Total	$15,000,000

Extended Commitments

Lenders	Extended Commitments
Flagstar Bank, FSB	$70,000,000
Citibank, N.A.	$40,000,000
JPMorgan Chase Bank, N.A.	$35,000,000
Credit Suisse AG, Cayman Islands Branch	$30,000,000
Chemical Bank	$25,000,000
Total	$200,000,000

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